UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

+8610 8216 6688

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 5, 2010, AsiaInfo Holdings, Inc. (the “Company”) announced that Asia Technologies (Chengdu), Inc., a subsidiary of the Company, has entered into a definitive stock purchase agreement (the “Stock Purchase Agreement”) with Hangzhou Zhongbo Software Technology Co., Ltd. (“Hangzhou Zhongbo”) and certain shareholders of Hangzhou Zhongbo. Pursuant to the Stock Purchase Agreement, the Company has agreed to purchase 80% of the outstanding share capital of Hangzhou Zhongbo for an aggregate purchase price of approximately US$7 million in cash. Hangzhou Zhongbo provides IT solutions to broadcasting operators in China. The press release relating to such event is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release dated April 5, 2010 announcing the Company’s entry into a definitive stock purchase agreement with Hangzhou Zhongbo and certain shareholders of Hangzhou Zhongbo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: April 5, 2010		/s/ WEI LI
	Name:	Wei Li
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 5, 2010 announcing the Company’s entry into a definitive stock purchase agreement with Hangzhou Zhongbo and certain shareholders of Hangzhou Zhongbo.